UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

EVERCORE INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street
New York, New York 10055
(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	EVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2026, the Board of Directors of Evercore Inc. (the “Company”) appointed Nigel Dawn and Naveen Nataraj, ages 62 and 51, respectively, as Co-Presidents of the Company, effective January 1, 2027 (the “Effective Date”). Mr. Dawn and Mr. Nataraj will report to John S. Weinberg, who will remain Chairman and Chief Executive Officer.

Nigel Dawn currently serves as Global Head of Evercore’s Private Capital Advisory group and is a member of Evercore’s Management Committee. Mr. Dawn has led the development of the market-leading global Private Capital Advisory (“PCA”) business, with teams in the United States, Europe and Singapore. Mr. Dawn will become Chairman of PCA and remain closely connected to the business and its clients.

Naveen Nataraj currently serves as Co-Head of U.S. Investment Banking and is a member of the firm’s Management Committee. During his tenure at Evercore, Mr. Nataraj has advised some of the firm’s most important clients on transactions across a broad range of industries. He will continue to advise clients and remain actively engaged in the firm’s Investment Banking business.

In connection with the appointments, the Compensation Committee approved a one-time award of Performance Restricted Stock Units (“PRSUs”) with a target value of $20 million to each of Messrs. Dawn and Nataraj (each, an “Award”). The number of PRSUs earned under each Award will be determined based on the achievement of operating income goals and relative total shareholder return over a three-year performance period beginning on the Effective Date and will range from 80% to 200% of the target number of PRSUs. The earned PRSUs will cliff-vest on the fifth anniversary of the Effective Date, subject to continued employment with the Company through such date, with certain exceptions.

The Awards were designed in consultation with an independent compensation consultant to align the long-term interests of Messrs. Dawn and Nataraj with those of the Company’s shareholders, reinforce their responsibility for the Company’s future financial performance and to provide the Company with enhanced retention capabilities.

There are no other arrangements or understandings between either Mr. Dawn or Mr. Nataraj and any other person pursuant to which either was selected as Co-President. Neither Mr. Dawn nor Mr. Nataraj has any family relationship with any director or executive officer of the Company or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release related to this announcement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Evercore Inc., dated October 18, 2026

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE INC.

By:	/s/ Jason Klurfeld
Name:	Jason Klurfeld
Title:	General Counsel

Dated: October 21, 2026